FOR IMMEDIATE RELEASE

Lear Contacts:
Marianne Vidershain
(248) 447-5541

Tim Brumbaugh
(248) 447-1329

Lear Reports Second Quarter 2025 Results

SOUTHFIELD, Mich., July 25, 2025 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the second quarter 2025.

Second Quarter 2025 Highlights
•Delivered revenue of $6.0 billion in the second quarter, in line with $6.0 billion in the second quarter of 2024
•Net income of $165 million and adjusted net income of $188 million, compared to $173 million and $206 million, respectively, in the second quarter of 2024
•Core operating earnings of $292 million, compared to $302 million in the second quarter of 2024
•Earnings per share of $3.06 and adjusted earnings per share of $3.47, compared to $3.02 and $3.60, respectively, in the second quarter of 2024
•Net cash provided by operating activities of $296 million and free cash flow of $171 million, compared to $291 million and $170 million, respectively, in the second quarter of 2024
•Cash and cash equivalents of $888 million and total liquidity of $2.9 billion at quarter end
•Delivered strong operating performance in both segments, generating ≈45 basis points in Seating and ≈70 basis points in E-Systems
•Restoring full year guidance with expectation for revenue of $22,470 to $23,070 million and core operating earnings of $955 to $1,095 million
•Increasing total company full year net performance by ≈$25 million, while offsetting the dilutive effect on margins from tariff recoveries
•Refinanced our $2 billion revolver, extending its maturity through July 2030
•Repurchased $25 million of shares and paid $41 million in dividends
•Extended agreement with Palantir Technologies to continue enhancing IDEA capabilities
•Awarded a conquest complete seat program in Asia with BMW and two conquest awards for seat components with Ford
•Awarded conquest wire business with a global EV automaker for two key programs launching in late 2025

(more)

•One ComfortMax SeatTM and two ComfortFlexTM awards, including key programs with a luxury EV automaker, combining heat, ventilation, and pneumatic lumbar and massage
•Awarded complete seat programs with key Chinese domestic automakers: conquest business with FAW and new business with Leapmotor and XPeng

“Lear continued its momentum from the start of the year through the second quarter, with strong operating performance driving solid margins in both business segments,” said Ray Scott, Lear’s President and CEO. “Our investments in automation and restructuring will extend our industry leadership in operational excellence and drive sustainable margin improvement that will allow us to continue returning capital to shareholders through share repurchases and dividends.”

Second Quarter Financial Results
(in millions, except per share amounts)

	2025	2024
Reported
Sales	$6,030.4	$6,012.4
Net income	$165.2	$173.1
Earnings per share	$3.06	$3.02

Adjusted(1)
Core operating earnings	$291.8	$302.0
Adjusted net income	$187.8	$205.8
Adjusted earnings per share	$3.47	$3.60

In the second quarter, global vehicle production was up 3% compared to a year ago, with North America down 3%, Europe down 2% and China up 9%. Global vehicle production was flat on a Lear sales-weighted basis(2).

Sales in the second quarter were $6.0 billion, flat year-over-year. Excluding the impact of commodities, foreign exchange, tariff recoveries, and acquisitions and divestitures, sales were down 1%, reflecting lower production on key Lear platforms, partially offset by the addition of new business in both of our business segments.

Core operating earnings were $292 million, or 4.8% of sales, as compared to $302 million, or 5.0% of sales, in 2024. Earnings were impacted by lower production on key Lear platforms, offset by positive operating performance and the addition of new business. Net income was $165 million, as compared to $173 million in 2024.

In the Seating segment, margins and adjusted margins were 6.4% and 6.7% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 3.5% and 4.9% of sales, respectively.

Earnings per share were $3.06 and adjusted earnings per share were $3.47, as compared to $3.02 and $3.60, respectively, a year ago.

In the second quarter of 2025, net cash from operating activities was $296 million, and free cash flow(1) was $171 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on S&P Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and second quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the second quarter of 2025, Lear repurchased 271,117 shares of our common stock for a total of $25 million. At the end of the second quarter, we had a remaining share repurchase authorization of approximately $1.0 billion, which reflects approximately 18% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 59.6 million shares of our common stock for a total of $5.6 billion at an average price of $94.53 per share. This represents a reduction of approximately 57% of our shares outstanding since the time we began the program.

2025 Financial Outlook
We are restoring full year 2025 financial guidance. Below is our updated outlook. At the midpoint of our guidance range, we have assumed that global industry production will be 2% lower than in 2024 on a Lear sales-weighted basis, consistent with our prior guidance. The industry volume assumptions underlying Lear's 2025 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for Lear's vehicle platforms. We have updated our foreign exchange rate assumptions to better reflect the weakening U.S. dollar.

Contractual agreements allowed us to recover substantially all of the costs associated with new tariffs incurred in the first half of the year. Our full year financial outlook assumes the continuation of these recovery agreements through the second half of the year.

Full Year 2025 Financial Outlook
Net Sales	$22,470 million - $23,070 million
Core Operating Earnings	$955 million - $1,095 million
Adjusted EBITDA	$1,570 million - $1,710 million
Restructuring Costs	≈$215 million
Operating Cash Flow	$1,010 million - $1,110 million
Capital Spending	≈$590 million
Free Cash Flow	$420 million - $520 million

The financial outlook is based on a full year average exchange rate of $1.11/Euro and 7.23 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Second Quarter 2025 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s second quarter 2025 financial results and related matters on July 25, 2025, at 9:00 a.m. EDT. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 9523449. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on certain disposals of fixed assets and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company's core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Report on Form 10-Q for the quarter ended March 29, 2025, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, supply chain disruptions, labor disruptions, commodity prices, changes in foreign exchange rates, the impact of, and our ability to mitigate the effects of, international trade policies, including trade policies such as tariffs and any changes to such tariffs, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company's core sales backlog. The Company's core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear Corporation (NYSE: LEA) is a global automotive leader in Seating and E-Systems. The company designs, manufactures, and delivers advanced technologies to the world’s major automakers. Building on more than 100 years of heritage, Lear is the largest U.S.-based automotive supplier, headquartered in Southfield, Michigan. Driven by a commitment to innovation, operational excellence, and sustainability, Lear’s global team of talented employees is shaping the future of mobility by developing solutions that enhance comfort, safety, and efficiency. More information is available at Lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	June 28, 2025	June 29, 2024
Net sales	$6,030.4	$6,012.4

Cost of sales	5,591.3	5,563.6
Selling, general and administrative expenses	186.3	175.3
Amortization of intangible assets	4.7	12.7
Interest expense	25.4	26.9
Other expense, net	5.2	7.4

Consolidated income before income taxes and equity in net income of affiliates	217.5	226.5
Income taxes	41.6	46.2
Equity in net income of affiliates	(16.0)	(14.1)

Consolidated net income	191.9	194.4
Net income attributable to noncontrolling interests	26.7	21.3

Net income attributable to Lear	$165.2	$173.1

Diluted net income per share attributable to Lear	$3.06	$3.02

Weighted average number of diluted shares outstanding	54.1	57.2

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Six Months Ended
	June 28, 2025	June 29, 2024
Net sales	$11,590.7	$12,007.0

Cost of sales	10,792.4	11,160.1
Selling, general and administrative expenses	358.7	361.8
Amortization of intangible assets	9.9	27.8
Interest expense	51.2	53.0
Other expense, net	25.6	20.9

Consolidated income before income taxes and equity in net income of affiliates	352.9	383.4
Income taxes	86.8	86.7
Equity in net income of affiliates	(28.3)	(24.6)

Consolidated net income	294.4	321.3
Net income attributable to noncontrolling interests	48.5	38.6

Net income attributable to Lear	$245.9	$282.7

Diluted net income per share available to Lear common stockholders	$4.54	$4.92

Weighted average number of diluted shares outstanding	54.1	57.4

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	June 28, 2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$887.9	$1,052.9
Accounts receivable	4,532.8	3,589.3
Inventories	1,684.0	1,601.1
Other	1,110.7	940.8
	8,215.4	7,184.1
Long-Term:
PP&E, net	2,918.8	2,833.4
Goodwill	1,761.1	1,699.2
Other	2,426.8	2,310.8
	7,106.7	6,843.4

Total Assets	$15,322.1	$14,027.5

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$27.2	$26.7
Accounts payable and drafts	3,748.9	3,250.5
Accrued liabilities	2,342.5	2,167.6
Current portion of long-term debt	3.6	2.2
	6,122.2	5,447.0
Long-Term:
Long-term debt	2,760.6	2,733.3
Other	1,228.6	1,246.2
	3,989.2	3,979.5

Equity	5,210.7	4,601.0

Total Liabilities and Equity	$15,322.1	$14,027.5

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	June 28, 2025	June 29, 2024
Net Sales
North America	$2,519.3	$2,552.5
Europe and Africa	2,163.2	2,171.6
Asia	1,144.6	1,074.4
South America	203.3	213.9
Total	$6,030.4	$6,012.4

Content per Vehicle [1]
North America	$634	$623
Europe and Africa	$480	$472

Free Cash Flow [2]
Net cash used in operating activities	$296.2	$291.2
Capital expenditures	(125.4)	(120.8)
Free cash flow	$170.8	$170.4

Core Operating Earnings [2]
Net income attributable to Lear	$165.2	$173.1
Interest expense	25.4	26.9
Other expense, net	5.2	7.4
Income taxes	41.6	46.2
Equity in net income of affiliates	(16.0)	(14.1)
Net income attributable to noncontrolling interests	26.7	21.3
Restructuring costs and other special items -
Costs related to restructuring actions	33.9	33.7
Acquisition costs	—	0.4
Impairments (recoveries) related to Fisker Inc., net	(0.5)	0.3
Recoveries related to Russian operations, net of costs	(0.1)	(0.3)
Other	10.4	7.1
Core operating earnings	$291.8	$302.0

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	June 28, 2025	June 29, 2024
Adjusted Net Income and Adjusted Earnings Per Share [2]
Net income attributable to Lear	$165.2	$173.1
Restructuring costs and other special items -
Costs related to restructuring actions	32.1	32.1
Acquisition costs	—	0.4
Term loan refinancing	0.5	—
Impairments (recoveries) related to Fisker Inc., net	(0.5)	0.3
Recoveries related to Russian operations, net of costs	(0.1)	(0.3)
Foreign exchange losses due to foreign exchange rate volatility related to Russia	—	1.0
Other	6.2	9.6
Tax impact of special items and other net tax adjustments [3]	(15.6)	(10.4)
Adjusted net income	$187.8	$205.8

Weighted average number of diluted shares outstanding	54.1	57.2

Diluted net income per share available to Lear	$3.06	$3.02

Adjusted earnings per share	$3.47	$3.60

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	June 28, 2025	June 29, 2024
Net Sales
North America	$4,768.1	$5,028.4
Europe and Africa	4,225.3	4,425.4
Asia	2,216.2	2,134.1
South America	381.1	419.1
Total	$11,590.7	$12,007.0

Content per Vehicle [1]
North America	$622	$623
Europe and Africa	$473	$474

Free Cash Flow [2]
Net cash provided by operating activities	$168.5	$256.6
Capital expenditures	(229.4)	(234.4)
Free cash flow	$(60.9)	$22.2

Core Operating Earnings [2]
Net income attributable to Lear	$245.9	$282.7
Interest expense	51.2	53.0
Other expense, net	25.6	20.9
Income taxes	86.8	86.7
Equity in net income of affiliates	(28.3)	(24.6)
Net income attributable to noncontrolling interests	48.5	38.6
Restructuring costs and other special items -
Costs related to restructuring actions	121.3	88.0
Acquisition costs	0.1	0.5
Disposal costs	0.6	—
Impairments (recoveries) related to Fisker Inc., net	(0.9)	14.8
Impairments (recoveries) related to Russian operations, net	(1.5)	1.1
Other	12.9	20.1
Core operating earnings	$562.2	$581.8

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	June 28, 2025	June 29, 2024
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$245.9	$282.7
Restructuring costs and other special items -
Costs related to restructuring actions	119.8	86.4
Acquisition costs	0.1	0.5
Loss on disposal of non-core business	3.3	—
Disposal costs	0.6	—
Term loan refinancing	0.5	—
Impairments (recoveries) related to Fisker Inc., net	(0.9)	14.8
Impairments (recoveries) related to Russian operations, net	(1.5)	1.1
Foreign exchange losses due to foreign exchange rate volatility related to Russia	2.9	1.0
Loss related to affiliate	—	2.2
Other	10.6	23.4
Tax impact of special items and other net tax adjustments [3]	(24.2)	(23.1)
Adjusted net income attributable to Lear	$357.1	$389.0

Weighted average number of diluted shares outstanding	54.1	57.4

Diluted net income per share available to Lear common stockholders	$4.54	$4.92

Adjusted earnings per share	$6.60	$6.78

Diluted Shares Outstanding at End of Period [4]	53,841,222	56,928,966

[1] Content per Vehicle for 2024 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of quarter.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	June 28, 2025	June 29, 2024
Adjusted Segment Earnings

Seating
Net sales	$4,473.9	$4,447.0

Segment earnings	$284.5	$276.0
Restructuring costs and other special items -
Costs related to restructuring actions	14.1	22.9
Recoveries related to Russian operations, net of costs	(0.1)	(0.3)
Other	0.4	3.5
Adjusted segment earnings	$298.9	$302.1

Segment margins	6.4%	6.2%

Adjusted segment margins	6.7%	6.8%

E-Systems
Net sales	$1,556.5	$1,565.4

Segment earnings	$55.2	$69.5
Restructuring and other special items -
Costs related to restructuring actions	18.1	10.0
Impairments (recoveries) related to Fisker Inc., net	(0.5)	0.3
Other	3.0	2.4
Adjusted segment earnings	$75.8	$82.2

Segment margins	3.5%	4.4%

Adjusted segment margins	4.9%	5.3%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Six Months Ended
	June 28, 2025	June 29, 2024
Adjusted Segment Earnings

Seating
Net sales	$8,625.0	$8,924.6

Segment earnings	$500.2	$517.6
Costs related to restructuring actions	78.6	66.6
Impairments related to Fisker Inc.	—	2.3
Impairments (recoveries) related to Russian operations, net	(1.5)	1.1
Other	1.5	9.4
Adjusted segment earnings	$578.8	$597.0

Segment margins	5.8%	5.8%

Adjusted segment margins	6.7%	6.7%

E-Systems
Net sales	$2,965.7	$3,082.4

Segment earnings	$110.7	$123.6
Costs related to restructuring actions	34.9	18.8
Impairments (recoveries) related to Fisker Inc., net	(0.9)	12.5
Other	4.9	4.4
Adjusted segment earnings	$149.6	$159.3

Segment margins	3.7%	4.0%

Adjusted segment margins	5.0%	5.2%